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                                                                   Exhibit 4.1


                                WARRANT AGREEMENT

            AGREEMENT, dated as of this ____ day of __________, 1996, by and between BARRINGER TECHNOLOGIES INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as warrant agent (the "Warrant Agent").

                               W I T N E S S E T H

            WHEREAS, the Company proposes to make a public offering (the "Public Offering") of up to 1,953,125 shares (the "Shares") of the common stock, par value $.01 per share ("Common Stock"), of the Company and up to 1,562,500 common stock purchase warrants (the "Warrants") of the Company (hereinafter collectively referred to as the "Shares" and the "Warrants"), each Warrant exercisable to purchase a one-quarter of a share of Common Stock; and

            WHEREAS, in relation to the Public Offering, the Company has filed a registration statement on Form SB-2 (Registration No. 333-13703) (as amended or supplemented, the "Registration Statement") and a related prospectus (as amended or supplemented, the "Prospectus") with the Securities and Exchange Commission; and

            WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the registered holders thereof (the "Registered Holders");

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the Registered Holders and the Warrant Agent, the parties hereto hereby agree as follows:

            SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

            (a) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company entitling the owners thereof one vote for each share on all matters on which the holders of the Common Stock are entitled to vote, the right to receive dividends subject to holders of convertible preferred and preferred stock of the Company, and certain liquidation and dissolution rights set forth in the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation").
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            (b) "Corporate Office" shall mean the office of the Warrant Agent
(or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 40 Wall Street, New York, New York.

            (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price plus transfer taxes, if any.

            (d) "Exercise Price" shall mean the purchase price to be paid upon exercise of four Warrants (each Warrant exercisable to purchase one-quarter of a share of Common Stock), in accordance with the terms hereof, which price shall be $_____ per share, subject to (i) adjustment from time to time pursuant to the provisions of Section 8 hereof, and (ii) subject to the Company's right to reduce the Exercise Price, upon written notice to all Registered Holders (defined below) of the Warrants, for a period of not less than thirty days.

            (e) "Redemption Date" shall mean the date fixed for redemption of the Warrants as specified on the Redemption Notice.

            (f) "Redemption Notice" shall mean the notice provided to the Registered Holder by the Company thirty days before the call for redemption of its Warrants in accordance with the terms of Section 9 herein.

            (g) "Redemption Notice Date" shall mean the date of the Redemption Notice.

            (h) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms of Section 9 herein, which price shall be $.25 per Warrant.

            (i) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

            (j) "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

            (k) "Warrant Expiration Date" shall mean the earlier of 5:00 P.M. (New York time) on __________ ___, 1999 or (ii) Redemption Date, (i) provided that, if in the State of New York, such date shall be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.


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            SECTION 2. Warrants and Issuance of Warrant Certificates.

            (a) A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one-quarter of a share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

            (b) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall execute and deliver stock certificates in required whole number denominations representing up to an aggregate of 390,625 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

            (c) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder; (ii) those issued upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder; (iii) those issued upon any transfer or exchange pursuant to
Section 6 herein; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect (a) any adjustment or change in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants made pursuant to Section 8 hereof and (b) other modifications approved by Registered Holders in accordance with Section 16 hereof.

            SECTION 3.  Form and Execution of Warrant Certificates.

            (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or securities association on which or through which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letter W.

            (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, shall have imprinted thereon a facsimile of the Company's seal and shall be countersigned by an authorized signatory of the Warrant Agent. In case any officer of the Company who shall


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have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution by the Company Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder.

            SECTION 4.  Exercise.

            Each Warrant may be exercised by the Registered Holder thereof at any time after the effective date of the Registration Statement and until the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities upon exercise of the Warrant Certificate as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant, and promptly after clearance of checks received in payment of the Exercise Price pursuant to such Warrants, cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder, if applicable). Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of Janney Montgomery Scott Inc. (the "Representative") or such other investment banks and brokerage houses as the Company shall approve, certificates shall immediately be issued without any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing.

            SECTION 5.  Reservation of Shares; Listing; Payment of Taxes; etc.

            (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Exercise Price in compliance with this Warrant Agreement and the Warrant Certificate shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

            (b) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With


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respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

            (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

            (d) The Warrant Agent is hereby irrevocably authorized to requisition the Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions.

            SECTION 6.  Exchange and Recordation of Transfer.

            Subject to the restrictions on transfer contained in the Warrant
Certificates:

            (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

            (b) The Warrant Agent shall keep books at its office, in which it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for recordation of transfer of any Warrant Certificate at its office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

            (c) With respect to all Warrant Certificates presented for recordation of transfer, or for exchange or exercise, the exercise form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and exercise, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

            (d) A service charge may be imposed by the Warrant Agent upon the Company for any exchange or recordation of transfer of Warrant Certificates. The Company


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may require payment by a Registered Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

            (e) Prior to due presentment for recordation of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. The Warrants, which the Company intends to publicly offer with the Common Stock, will be separately transferable immediately following the completion of the Public Offering.

            SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Registered Holders requesting a substitute Warrant Certificate will be required to comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

            SECTION 8. Adjustment of Exercise Price and Number of Shares of
                       Common Stock or Warrants.

            (a) Subject to the exceptions referred to in Section 8(g) below, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the current fair market value per share of the Common Stock on the date of the sale or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 8(f)(F) below), if any, for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.


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                  Upon each adjustment of the Exercise Price pursuant to this
Section 8, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 8(b) hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

            (b) The Company may elect, upon any adjustment of the Exercise Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one quarter of a share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 8, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing, subject to Section 10 hereof, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

            (c) In case of any reclassification, capital reorganization or other similar change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other similar change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The foregoing provisions shall similarly apply to successive reclassifications, capital


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reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

            (d) Irrespective of any adjustments or changes in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore issued, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(c) hereof, need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

            (e) After each adjustment of the Exercise Price pursuant to this
Section 8, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the Registered Holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to the Representative and to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            (f) For purposes of Section 8(a) and 8(b) hereof, the following provisions (A) to (F) shall also be applicable:

                  (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                  (B) No adjustment of the Exercise Price shall be made unless such adjustment would require an increase or decrease of at least $.02 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.02 in the Exercise Price then in effect hereunder.

                  (C) In case of (1) the sale by the Company for cash of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common
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            Stock without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the market price of the Common Stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 8(a) and 8(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                  (D) In case of the sale by the Company for cash of any
            Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such convertible Securities) is less than the market price of the Common Stock on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 8(a) and 8(b)


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            hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                  (E) If the exercise or purchase price provided for in any
            right, warrant or option referred to in (C) above, or the rate at which any Convertible Securities referred to in (C) or (D) above are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have been obtained (1) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities, (2) had adjustments been made on the basis of the Exercise Price as adjusted under clause (1) for all transactions (which would have affected such adjusted Exercise Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities, and (3) had any such rights, warrants, options or Convertible Securities then still outstanding been originally issued or sold at the time of such change. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be readjusted to such Exercise Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Exercise Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Exercise Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                  (F) In case of the sale for cash of any shares of Common
            Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

            (g) No adjustment to the Exercise Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made, however,


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                  (i) upon the exercise of any of the options presently
            outstanding under the Company's 1990 Stock Option Plan (the "1990 Stock Option Plan") for officers, directors and all employees of the Company outstanding as of the date hereof; or

                  (ii) upon the issuance of any warrants issued pursuant to the
            Company's 1991 Directors' Warrant Plan (the "1991 Warrant Plan"); or

                  (iii) upon the grant or exercise of any other options or
            warrants which may hereafter be granted or exercised under the 1990 Stock Option Plan or under the 1991 Directors' Warrant Plan; or

                  (iv) upon the sale or exercise of the Warrants issued to the
            Representative in connection with the Public Offering (the "Underwriter's Warrants") or the exercise of the Warrants issuable upon exercise of the Underwriter's Warrant; or

                  (v) upon the issuance or sale of Common Stock upon the
            conversion of the Company's Class A Preferred Stock or Class B Preferred Stock outstanding as of the date hereof; or

                  (vi) upon the issuance or sale of Common Stock upon conversion or exchange of any convertible debentures outstanding as of the date hereof; or

                  (vii) upon the issuance or sale of Common Stock upon the
            exercise of warrants outstanding (other than those granted pursuant to the 1991 Directors' Warrant Plan) as of the date of the Public Offering; or

                  (viii)  upon the sale or exercise of the Warrants; or

                  (ix) upon the issuance of any shares of Common Stock declared or paid as dividends with respect to any Preferred Stock of the Company outstanding as of the date hereof; or

                  (x) upon the issuance of any shares of Common Stock issued by the Company pursuant to a Dividend Reinvestment Plan; or

                  (xi) upon the issuance of any shares of Common Stock issued pursuant to the exercise of Options granted under a company Stock Option Plan adopted by the Company for purposes of compensation to the Company's employees, directors and representative] (collectively, the "Exempt Securities")

            (h) As used in this Section 8, the term "Common Stock" shall mean and include the Common Stock authorized on the date of the original issue of the Shares and Warrants and shall also include any capital stock of any class of the Company thereafter


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authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation, as amended, as Common Stock on the date of the original issue of the Shares and Warrants or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8(c) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

            (i) Any determination as to whether an adjustment in the Exercise Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the Registered Holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

            (j) If and whenever the Company shall declare any dividends or distributions or grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock or, (other than Exempt Securities), the Company shall notify each of the then Registered Holders of the Warrants of such event prior to its occurrence to enable such Registered Holders to exercise their Warrants and participate as holders of Common Stock in such event.

            SECTION 9.  Redemption.

            (a) On not less than thirty days' prior written notice at any time commencing , 1996 and during the time the Warrants are outstanding, all of the outstanding Warrants may be redeemed, at the option of the Company, at the Redemption Price, provided that the closing bid price of the Common Stock as reported by NASDAQ averages in excess of 200% of the Exercise Price of the Warrants in effect at the time of determination for a period of 30 days ending within 15 days of the Redemption Notice Date, subject to certain adjustment as set forth in Section 9(f) below.

            (b) In the event the conditions set forth in Section 9(a) are met, and the Company shall desire to exercise its right so to redeem the Warrants, it shall request the Warrant Agent to mail a Redemption Notice to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at his or her last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

            (c) The Redemption Notice shall specify (i) the Redemption Price,
(ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the Redemption Price to be paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the Redemption Date. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that the Redemption Notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            (d) Provided that the Company has irrevocably provided for the payment of the Redemption Price, any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the Redemption Date. After 5:00 P.M. on the Redemption Date, Registered Holders of the Warrants shall have no further rights, except to receive upon surrender of the Warrant the Redemption Price.

            (e) From and after 5:00 P.M. (New York time) on the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Redemption Price of each such Warrant.

            (f) If the Exercise Price is adjusted pursuant to Section 8 hereof, the Redemption Price shall be proportionately adjusted by the ratio by which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

            SECTION 10.       Fractional Warrants and Fractional Shares.

            (a) Regardless of whether or not the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to
Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (1) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System ("NMS"), the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise; or

                  (2) if the Common Stock is listed in the over-the-counter
            market (other than on NMS) or admitted to unlisted trading privileges thereon, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise; or

                  (3) if the Common Stock is not so listed or admitted to
            unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

            SECTION 11. Warrant Holders Not Deemed Stockholders. No Registered Holder shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Registered Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

            SECTION 12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

            SECTION 13. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

            (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney-in-fact duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

            (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the Registered Holder thereof and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

            SECTION 14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, whether upon exercise thereof open market purchase, redemption or otherwise, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be cancelled by the Warrant Agent and retired. The Warrant Agent shall also cancel Warrant Certificates surrendered to the Warrant Agent following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, splitup, combination or exchange.

            SECTION 15. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

            The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay the Company, as provided in Section 4, all moneys received by the Warrant Agent upon the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company for inspection by their agents or employees, from time to time as either of them may request, such original books of accounts and record as may be maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's office as specified in Section 17, during normal business hours.

            The Warrant Agent shall not at any time be under any duty or responsibility to any Registered Holder to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

            The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

            Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

            The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

            The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), upon 30 days' prior written notice to the Company and the Company may discharge the Warrant Agent from its duties and liabilities hereunder upon 30 days' prior written notice to the Warrant Agent. At least 15 days prior to the date such resignation or discharge is to become effective, the Warrant Agent shall cause a copy of such notice of resignation or discharge to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation or discharge, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, or within a period of 15 days after the Warrant Agent has been notified by the Company of such discharge, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, the Warrant Agent's resignation or discharge shall be deemed to be effective and such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

            Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

            The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            SECTION 16. Modification of Agreement.

            (a) Subject to the provisions of Section 4(b), the parties hereto may by supplemental agreement make any changes or corrections in this Agreement
(i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from an increase in the size of the Public Offering; or (iii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that except as otherwise indicated in this Section and this Agreement, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than two-thirds of the Warrants then outstanding.

            (b) The Company, shall have the right to reduce the Exercise Price for a period of not less than thirty days on not less than thirty days, prior written notice to the Registered Holders of the Warrants.

            SECTION 17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 219 South Street, New Providence, New Jersey, 07974, Attention: Richard S. Rosenfeld, Chief Financial Officer; if to the Warrant Agent, at its Corporate Office.

            SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws.

            SECTION 19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent (and their respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

            SECTION 20. Termination. This Agreement shall terminate on the earliest to occur of (i) the Expiration Date of all the Warrants, (ii) the date upon which all Warrants have been exercised and (iii) the date on which the Company certifies to the Warrant Agent that no Warrants are outstanding; provided however, that notwithstanding any such termination, the Warrant Agent shall be obligated to deliver funds to the Company in accordance with this Agreement.

            SECTION 21. Counterparts. This Agreement may be executed in all counterparts, all of which taken together shall constitute a single document.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    BARRINGER TECHNOLOGIES INC.



                                    By:   ___________________________
                                          Stanley S. Binder
                                          President and Chief Executive
                                          Officer



                                    AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY


                                    By:   _______________________________
                                          Authorized Officer

_____________ WARRANTS                                                   WARRANT
                                                                         NO.____

                        NOT EXERCISABLE AFTER 5:00 P.M.,
                 (NEW YORK CITY TIME), ON __________ ___, 1999,
                     OR SUCH EARLIER DATE AS PROVIDED HEREIN

                           BARRINGER TECHNOLOGIES INC.

                                 COMMON STOCK
NASDAQ: BARRW                  PURCHASE WARRANTS               CUSIP 068509140

                  THIS CERTIFIES THAT:
or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase one-quarter of a fully paid and nonassessable share of common stock, par value $.01 per share (the "Common Stock"), of Barringer Technologies Inc., a Delaware corporation (the "Company"), at any time until the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the exercise form set forth hereon duly executed with signatures guaranteed as provided below, at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose by American Stock Transfer & Trust Company, or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company.

      Upon certain events provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are required to be adjusted.

      The Warrants are subject to call for redemption by the Company at a price
of $0.25 per Warrant (the "Redemption Price") commencing on           , 1997
provided that (i) the Company provides written notice (the "Redemption Notice") of redemption to the Registered Holder and the Warrant Agent at least thirty days' prior to the redemption date , and (ii) the average bid price per share of the Common Stock as reported by NASDAQ exceeds 200% of the then current Exercise Price for a period of 30 days ending within 15 days of the date that the Redemption Notice is given by the Company to the Warrant Agent and Registered Holders.

      No Warrant may be exercised after 5:00 P.M. (New York City time) on the expiration date (the "Expiration Date") which will be the earlier of (i) __________ ___, 1999 and (ii) the business day preceding the redemption date specified in a Redemption Notice. After the Expiration Date, all Warrants evidenced hereby shall thereafter become void, and the holders thereof shall have not rights thereunder, except for the right to receive the Redemption Price, if applicable.

      Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank, a savings bank or a savings and loan association or a trust company located in the United States, a member of the National Association of Securities Dealers, Inc. or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934) applicable to the Warrant Agent. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with the instructions in the form of assignment.

      Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

      Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

      No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share, which the registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

      This Warrant Certificate is issued under and in accordance with a Warrant Agreement between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

      This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

      This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


                                    COUNTERSIGNED:
DATED:                              AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY NEW YORK, NEW YORK
                                    WARRANT AGENT



BARRINGER TECHNOLOGIES, INC.



_____________________________       BY:__________________________________
       SECRETARY                    AUTHORIZED SIGNATURE
                                          CHAIRMAN OF THE BOARD

                                  EXERCISE FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants



The undersigned Registered Holder hereby irrevocably elects to exercise
         Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                         ____________________________
                         ____________________________
                         ____________________________
                         ____________________________
                    [please print or type name and address]


and be delivered to

                         ____________________________
                         ____________________________
                         ____________________________
                         ____________________________
                    [please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated above.



Accepted and Agreed To:


X______________________________

Address:

-------------------------------

-------------------------------

-------------------------------

-------------------------------

Tax Payer Identification Number

-------------------------------

Signature Guaranteed

-------------------------------

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                         ___________________________
                         ___________________________
                         ___________________________
                         ___________________________
                    [please print or type name and address]


_________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

_____________________________________________________________________
Attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:_________________________________________

Signed: _______________________________________

Signature Guaranteed: _________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK, TRUST COMPANY SAVINGS BANK OR SAVINGS AND LOAN ASSOCIATION OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.